UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2007, Sonic Solutions (“Sonic”) received, as expected, an additional notice of non-compliance from the Listing Qualifications Staff of The NASDAQ Stock Market (the “Staff”) due to Sonic’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 (the “Additional Staff Determination”), as required by NASDAQ Marketplace Rule 4310(c)(14).

As previously announced on February 1, 2007, Sonic has commenced a voluntary review of its historical and current stock option grant practices and related accounting. Based on the review, the audit committee of Sonic’ s board of directors and Sonic’s management have preliminarily concluded that, under applicable accounting guidance, Sonic lacks sufficient documentation for certain historical option grants and that the measurement dates associated with these option grants will need to be adjusted. Further, as previously announced, the audit committee, after consultation with management and Sonic's board of directors, has determined that Sonic's annual and interim financial statements may no longer be relied upon.

Sonic believes it will have to record additional non-cash charges for stock-based compensation expense and restate its previous financial statements, and that such charges will be material. Sonic is not yet able to determine the amount of such charges or the resulting tax and accounting impact of these actions. Sonic intends to file its restated financial results and related periodic reports as quickly as possible.

As previously announced, Sonic received prior notices of non-compliance from the Staff based upon Sonic's failure to timely file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 and its annual report on Form 10-K for its fiscal year ended March 31, 2007, each as required by NASDAQ Marketplace Rule 4310(c)(14) and for failure to solicit proxies and hold an annual meeting for its fiscal year ended March 31, 2006, on or before March 31, 2007 as required by NASDAQ Marketplace Rules 4350(e) and 4350(g), respectively.

On July 23, 2007, Sonic received notice that the NASDAQ Listing Hearing and Review Council (the “Listing Council”) has determined to call for review the decision by the NASDAQ Listing Qualifications Panel (the “Panel”) dated June 20, 2007. In that decision, the Panel had decided to continue Sonic’s listing, provided that Sonic file its Form 10-Q for the quarter ended December 31, 2006 and its Form 10-K for the period ended March 31, 2007, and solicit proxies and hold an annual meeting for its fiscal year ended March 31, 2006, on or before July 23, 2007. Concurrent with the call for review, the Listing Council determined to stay the suspension of Sonic’s securities by the Panel. Accordingly, pending further action by the Listing Council, Sonic’s shares will remain listed on The Nasdaq Global Select Market. The Listing Council has invited Sonic to make a submission on or before August 31, 2007.

While Sonic’s common stock will remain listed on The Nasdaq Global Select Market pending the conclusion of the Listing Council’s review, there can be no assurance that the Listing Council will determine that Sonic’s shares should remain listed on The Nasdaq Global Select Market following the completion of its review.

On August 20, 2007, the Company issued a press release announcing its receipt of the Additional Staff Determination. The full text of the press release is attached as Exhibit 99.1 to this Current Report and is hereby incorporated herein by reference.

Item 9.01. Financial Statements And Exhibits.

d. Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit	Description

99.1	Press release dated August 20, 2007, regarding receipt of the Additional Staff Determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
Name: David C. Habiger
Title: President and Chief Executive Officer (Principal Executive Officer)

Date: August 20, 2007